Exhibit 99, Table of Transactions

Michael Touff, August 11, 2008 Transaction

Sold 500 shares at $42.03

Sold 100 shares at $42.05

Sold 300 shares at $42.07

Sold 100 shares at $42.08

Sold 100 shares at $42.08

Sold 100 shares at $42.08

Sold 200 shares at $42.08

Sold 300 shares at $42.09

Sold 1400 shares at $42.10

Sold 200 shares at $42.10

Sold 1600 shares at $42.11

Sold 100 shares at $42.12

Sold 700 shares at $42.12

Sold 500 shares at $42.13

Sold 662 shares at $42.14

Sold 554 shares at $42.15

Sold 1300 shares at $42.19

Sold 346 shares at $42.19

Sold 308 shares at $42.20

Sold 400 shares at $42.22

Sold 100 shares at $42.23

Sold 100 shares at $42.23

Sold 100 shares at $42.24

Sold 659 shares at $42.24

Sold 200 shares at $42.25

Sold 200 shares at $42.25

Sold 200 shares at $42.26

Sold 375 shares at $42.28

Sold 36 shares at $42.29

Sold 300 shares at $42.30

Sold 300 shares at $42.32

Sold 300 shares at $42.32

Sold 349 shares at $42.32

Sold 2124 shares at $42.32

Sold 151 shares at $42.33

Sold 200 shares at $42.33

Sold 500 shares at $42.34

Sold 700 shares at $42.35

Sold 64 shares at $42.36

Sold 100 shares at $42.37

Sold 764 shares at $42.37

Sold 300 shares at $42.38

Sold 300 shares at $42.38

Sold 536 shares at $42.38

Sold 1000 shares at $42.39

Sold 100 shares at $42.40

Sold 100 shares at $42.41

Sold 1078 shares at $42.41

Sold 300 shares at $42.42

Sold 200 shares at $42.43

Sold 627 shares at $42.44

Sold 645 shares at $42.45

Sold 500 shares at $42.46

Sold 100 shares at $42.47

Sold 100 shares at $42.47

Sold 400 shares at $42.48

Sold 529 shares at $42.56

Sold 593 shares at $42.57

25,000 total shares sold at an average sale price of $42.28 per share.